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                                                                    Exhibit 99.3

[REPRESENTATION OF LOGO]
NICO WATER (TM)


             QT 5, INC. PROVIDES DETAIL TO GUIDANCE FOR FISCAL 2004

                              ---------------------

   FOLLOWING CONFERENCE CALL COMPANY PROVIDES QUARTER BY QUARTER INFORMATION

Westlake Village, CA (PR Newswire) June 3, 2003 - QT 5, Inc. (OTC BB: QTFV) manufacturer and marketers of NICOWater(TM), the breakthrough Homeopathic nicotinum (nicotine) product designed to relieve the symptoms of tobacco cravings, today provided additional detail to its previously released guidance for fiscal 2004 which stated that the Company anticipates Revenues of $27.2 million and Net Income of $3.5 million, resulting in $0.08 Earnings Per Share for the fiscal year commencing July 1, 2003. Based on inquiries in yesterdays' conference call, management is providing additional detail on a quarter-by-quarter basis.

"In the financial environments in which we operate as a burgeoning public company, the importance of transparency and management responsiveness cannot be overstated," noted Steven Reder, QT 5's President. "On yesterday's conference call we were asked if management would be willing to provide additional data regarding our forecast. Quite simply, we are pleased to do so."

The Company noted that the quarterly outlook for the company is as follows:



                                    REVENUES (000'S) NET INCOME (000'S)         EPS
                                    -------------------------------------------------
Q1 (ending 9-30-03)                 $2,520                    $(113.1)        $(0.01)
Q2 (ending 12-31-03)                $5,730                    $630.7          $ 0.02
Q3 (ending 3-31-04)                 $7,820                    $1,100          $ 0.03
Q4 (ending 6-30-04)                 $11,100                   $1,870          $ 0.04
-------------------------------------------------------------------------------------
FYE 6-30-04                         $27,200                   $3,490          $ 0.08

Note: These projections do not give effect to any future financing.

SHARES OUTSTANDING AND FLOAT

In yesterday's conference call, management was asked to comment on the total shares outstanding and the estimated float. Management notes that there are an estimated 7.4 million shares in the float with an approximate 35 million shares outstanding. Management encourages prospective investors to review QT 5's corporate profile at www.qt5inc.com.

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ABOUT QT 5

QT 5, Inc. is a Delaware corporation formed in April 1999 as a manufacturer, distributor and marketer of Bio-Med testing and Homeopathic products. QT 5, Inc. is continuing its clinical research and development of future products for lifestyle enhancements. QT 5, Inc. is headquartered in Westlake Village, California. For more information please visit: www.qt5inc.com. NICOWater(TM) is a Homeopathic Drug product that is sold under the FDA's Compliance Policy Guide Conditions Under Which Homeopathic Drugs may be Marketed. For additional information on QT 5, Inc. contact Bernadette Cusack, Vice President - Investor Relations, Trilogy Capital Partners, bernadette@trilogy-capital.com.


CAUTIONARY STATEMENT

This release contains forward-looking statements that involve risks and uncertainties, such as statements about our plans, objectives, expectations, assumptions or future events. These statements involve estimates, assumptions, known and unknown risks, uncertainties and performances, or achievements expressed or implied by the forward-looking statement. Actual future results and trends may differ materially from those made in or suggested by any forward-looking statements due to a variety of factors, including, for example, our ability to compete with other products in our space; the risk of unfavorable federal regulation; and the fact that our status as a development sate company makes our future unclear. Consequently you should not place undue reliance on these forward-looking statements. We discuss many of these and other risks and uncertainties in greater detail under the section entitled, "Risk Factors That May Affect Future Results" in Item 1 of the Company's Current Report on Form 8-K as filed with SEC on January 24, 2003 (the "Merger Form 8-K").

CONTACT

Bernadette Cusack, Vice President
Trilogy Capital Partners, Inc.
800.330.6540
bernadette@trilogy-capital.com

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